Exhibit 10.6
SECOND AMENDED AND RESTATED SUBORDINATION AGREEMENT
     This Second Amended and Restated Subordination Agreement is made as of October 30, 2008 by and between BlueLine Capital Partners, LP, a Delaware limited partnership, as agent (“Agent”) for the secured parties under the Security Agreement (as defined below), and Sand Hill Finance, LLC (“SHF”).
Recitals
     Pursuant to a Security Agreement dated as of May 29, 2007, as amended on November 16, 2007, July 24, 2008 and October 30, 2008, (“Security Agreement”), between AXS-One Inc. (“Borrower”), Agent and the other secured parties set forth therein (Agent and such other secured parties together, the “Creditors”), Borrower granted a security interest in certain of its assets to Agent for the benefit of the Secured Parties. To induce SHF to purchase accounts and extend credit to Borrower, from time to time, or to grant such renewals or extension of any such credit or purchase, Agent, on behalf of the Creditors, is willing to subordinate: (i) all of Borrower’s indebtedness and obligations to the Creditors, whether presently existing or arising in the future (the “Subordinated Debt”) to all of Borrower’s indebtedness and obligations to SHF; and (ii) all of Creditor’s security interests, if any, in the Borrower’s property, to all of SHF’s security interests in the Borrower’s property.
     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
     1. Creditors subordinate any security interest or lien that the Creditors may have in any property of Borrower. Notwithstanding the respective dates of attachment or perfection of the security interest of the Creditors and the security interest of SHF, the security interest of SHF in the Collateral, as defined in the Financing Agreement between Borrower and SHF, dated as of May 22, 2008, as amended from time to time (the “Financing Agreement”), shall at all times be prior to the security interest of the Creditors. Capitalized terms not otherwise defined herein shall have the same meaning as in the Financing Agreement.
     2. All Subordinated Debt is subordinated in right of payment to all obligations of Borrower to SHF now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys’ fees), including, without limitation, all interest accruing after the commencement by or against Borrower of any Bankruptcy, reorganization or similar proceeding, and all obligations under the Financing Agreement (the “Senior Debt”).
     3. Creditors will not demand or receive from Borrower (and Borrower will not pay to the Creditors) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will the Creditors exercise any remedy with respect to the Collateral, nor will the Creditors commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against Borrower, for so long as any portion of the Senior Debt remains outstanding. Notwithstanding the foregoing, the Creditors shall be entitled to receive each regularly scheduled payment of interest under any promissory note issued by Borrower to Creditor evidencing the Subordinated Debt, provided that no Event of Default (as defined in the Financing Agreement) has occurred under the Financing Agreement that is continuing or would exist immediately after giving effect to such payment. Creditors shall promptly deliver to SHF in the form received (except for endorsement or assignment by the Creditors where required by SHF) for application to the Senior Debt any payment, distribution, security or proceeds received by the Creditors with respect to the Subordinated Debt other than in accordance with this Agreement.
     4. This Agreement shall remain effective for so long as SHF has any obligation to make credit extensions to Borrower or Borrower owes any amounts to SHF under the Financing Agreement or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by SHF for any reason (including, without limitation, the Bankruptcy of Borrower), this

Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and the Creditors shall immediately pay over to SHF all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to the Creditors, SHF may take such actions with respect to the Senior Debt as SHF, in its sole discretion, may deem appropriate, including, without limitation, terminating advances to Borrower, increasing the principal amount, extending the time of payment, increasing applicable interest rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against Borrower or any other person. No such action or inaction shall impair or otherwise affect SHF’s rights hereunder.
     5. Notwithstanding any provision herein to the contrary, nothing contained in this Agreement shall apply to or restrict any portion of the Subordinated Debt from being converted into Borrower’s equity securities in accordance with its existing terms.
     6. This Agreement shall bind any successors or assignees of the Creditors and shall benefit any successors or assigns of SHF. This Agreement is solely for the benefit of the Creditors and SHF and not for the benefit of Borrower or any other party. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. The Creditors are not relying on any representations by SHF or Borrower in entering into this Agreement, and the Creditors have kept and will continue to keep fully apprised of the financial and other condition of Borrower. This Agreement may be amended only by written instrument signed by the Agent and SHF.
     7. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. The Creditors and SHF submit to the jurisdiction of the state and federal courts located in Santa Clara County, California. THE CREDITORS AND SHF WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN. If the jury waiver set forth in this Section is not enforceable, then any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein shall be settled by final and binding arbitration held in San Jose, California in accordance with the then applicable Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award resulting from arbitration may be entered into and enforced by any state of federal court having jurisdiction thereof. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys’ fees, incurred in such action.
[Signature page follows.]

     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

“Agent on behalf of Creditors” BLUELINE CAPITAL PARTNERS, LP, as Agent
By:	/s/ Timothy P. Bacci
Title: Managing Partner

“SHF” SAND HILL FINANCE, LLC
By:	/s/ Mark Cameron
Title: Partner

     The undersigned approves of the terms of this Agreement.

“Borrower” AXS-ONE INC.
By:	/s/ William P. Lyons
Title: CEO

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